NU SKIN ENTERPRISES, INC.

2006 STOCK INCENTIVE PLAN

Approved by Stockholders on May 25, 2006

Termination Date: April 27, 2016

I.        PURPOSES

        1.1          Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors, and Consultants of the Company and its Affiliates.

        1.2         Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards including, but not limited to: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Bonuses, (iv) Stock Appreciation Rights, (v) Phantom Stock Units, (vi) Restricted Stock Units, (vii) Performance Share Bonuses, and (viii) Performance Share Units.

        1.3         General Purpose. The Company, by means of this new Plan, which will serve as the successor to the Company’s Second Amended and Restated 1996 Stock Incentive Plan (the “1996 Plan”), seeks to create incentives for eligible Employees (including Officers), Directors, and Consultants of the Company to maximize the long-term value of the Company by receiving Stock Awards to acquire Common Stock of the Company or Stock Awards for which the value is measured with reference to Common Stock of the Company.

II.         DEFINITIONS

        2.1         “Affiliate” means a parent or subsidiary of the Company, with “parent” meaning an entity that controls the Company directly or indirectly, through one or more intermediaries, and “subsidiary” meaning an entity that is controlled by the Company directly or indirectly, through one or more intermediaries. Solely with respect to the granting of any Incentive Stock Options, Affiliate means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        2.2         “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

        2.3          "Board" means the board of directors of the Company.

        2.4         “Cause” means any of the following: (1) the Participant’s theft, dishonesty, misappropriation or conversion of assets or opportunities belonging to the Company or falsification of any documents or records related to the Company or any of its Affiliates; (2) the Participant’s improper use or disclosure of the Company’s or any of its Affiliate’s confidential or proprietary information; (3) any action by the Participant which has a material detrimental effect on the reputation or business of the Company or any of its Affiliates including the commission of an act of fraud or intentional misrepresentation; (4) the Participant’s failure or inability to perform any reasonable assigned duties, if such failure or inability is reasonably capable of cure, after being provided with a reasonable opportunity

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to cure, such failure or inability; (5) any material breach by the Participant of any employment or service agreement between the Participant and the Company or any of its Affiliates or applicable policy of the Company or any of its Affiliates, including any non-disclosure agreement or other duty of confidentiality or insider trading policy, unless such breach can be cured and is cured pursuant to the terms of such agreement; (6) breach of any applicable restrictive covenant evidenced by an agreement between the Participant and the Company or any Affiliate, including breach of any applicable non-competition or non-solicitation provision and/or improper disclosure or misuse of any confidential or proprietary information, or (7) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant’s ability to perform his or her duties with the Company or any of its Affiliates or conduct related to the Participant’s Service for which either criminal or civil penalties may be sought. Notwithstanding the foregoing, the definition of “Cause” in an individual written agreement between the Company or any of its Affiliates and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such individual agreement (it being understood, however, that if no definition of the term Cause is set forth in such an individual written agreement, the foregoing definition shall apply).

        2.5         "Change of Control" means the occurrence of any of the following events:

(i)

The sale, exchange, lease or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to a “person” or “group” (as such terms are defined or described in Sections 3(a)(9), 13(d)(3) or 14(d)(2) of the Exchange Act);

(ii)

Any person or group is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any successor to all or substantially all of the assets of the Company or any entity which controls the Company), including by way of merger, consolidation or otherwise;

(iii)

Either a merger or consolidation of the Company with or into another person (as defined by Section 13(d) or 14(d) of the Exchange Act) if the shareholders of the Common Stock of the Company immediately prior to such transaction are not the Beneficial Owners of a majority of the outstanding common stock of the surviving company or its parent immediately after the transaction;

(iv)

During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new Directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the Directors of the Company then still in office, who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or

(v)	A dissolution or liquidation of the Company.

        2.6         "Code" means the Internal Revenue Code of 1986, as amended.

        2.7         “Committee” means a committee of one or more members of the Board (or other individuals who are not members of the Board to the extent allowed by law) appointed by the Board in accordance with Section 3.3 of the Plan.

        2.8         "Common Stock" means the Class A common shares of the Company, par value $0.01 per share.

        2.9         "Company" means Nu Skin Enterprises, Inc., a Delaware corporation.

        2.10         “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the board of directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as a Director or Directors who are compensated by the Company solely for their services as a Director.

        2.11         “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director, or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant, or Director, or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. Subject to the requirements of applicable law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Company or an Affiliate, including sick leave, military leave or any other personal leave.

        2.12         “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code, as such determination may be amended from time to time.

        2.13         "Director" means a member of the Board of Directors of the Company.

        2.14        “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code for all Incentive Stock Options. For all other Stock Awards, “Disability” means the Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death, or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer. Any question as to the existence of that person’s physical or mental impairment as to which the person or person’s representative and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the person and the Company (or its Affiliate, as applicable). If the person and the Company (or its Affiliate, as applicable) cannot agree as to a qualified independent physician, each shall appoint such a physician and those two (2) physicians shall select a third (3rd)who shall make such determination in writing. The determination of Disability made in writing to the Company or an Affiliate and the person shall be final and conclusive for all purposes of the Stock Awards.

        2.15          "Eligible Director" means any Director who is not employed by the Company or an Affiliate.

        2.16         “Employee” means any person employed by the Company or an Affiliate. Service as a Director or compensation by the Company or an Affiliate solely for services as a Director shall not be sufficient to constitute “employment” by the Company or an Affiliate.

        2.17         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.18          "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

(i)

If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no such sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii)

If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii)	In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

Notwithstanding the foregoing, the value of the Common Stock shall at all times be determined in a manner consistent with the regulations under Section 409A of the Code, as they may be amended from time to time, with respect to Stock Awards issued to Participants subject to Section 409A of the Code.

        2.19         “Forfeiture Event” means a Participant engaging in conduct that results in the Participant’s termination for Cause or engaging in conduct that would constitute sufficient grounds for termination for Cause (including where the Participant’s Continuous Service has terminated at the time the Forfeiture Event occurs).

        2.20         “Full-Value Stock Award” shall mean any of a Restricted Stock Bonus award, Restricted Stock Unit award, Phantom Stock Unit award, Performance Share Bonus award, or Performance Share Unit award.

        2.21         “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        2.22         “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404 of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404 of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404 of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

        2.23          "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        2.24         “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        2.25         "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

        2.26         “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        2.27         “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        2.28         “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director; or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

        2.29         “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        2.30         “Performance Share Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and subject to the provisions of Section 8.5 of the Plan.

        2.31         “Performance Share Unit” means the right to receive one (1) share of the Company’s Common Stock at the time the Performance Share Unit vests, subject to the provisions of Section 8.6 of the Plan.

        2.32         “Phantom Stock Unit” means the right to receive the value of one (1) share of the Company’s Common Stock, subject to the provisions of Section 8.3 of the Plan.

        2.33         "Plan" means this Nu Skin Enterprises, Inc. 2006 Stock Incentive Plan.

        2.34         “Restricted Stock Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, subject to the provisions of Section 8.1 of the Plan.

        2.35         “Restricted Stock Unit” means the right to receive one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests, subject to the provisions of Section 8.4 of the Plan.

        2.36         “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule l6b-3, as in effect from time to time.

        2.37         "Securities Act" means the Securities Act of 1933, as amended. 2.38 “Stock Appreciation Right” means the right to receive an amount equal to the Fair Market Value of one (1) share of the Company’s Common Stock on the day the Stock Appreciation Right is exercised and redeemed, reduced by the deemed exercise price or base price of such right, subject to the provisions of Section 8.2 of the Plan.

        2.39         “Stock Award” means any Option award, Restricted Stock Bonus award, Stock Appreciation Right award, Phantom Stock Unit award, Restricted Stock Unit award, Performance Share Bonus award, Performance Share Unit award, or other stock-based award. These awards may include, but are not limited to those listed in Section 1.2.

        2.40         “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award setting forth the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        2.41         “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

III.         ADMINISTRATION

        3.1         Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3.3.

        3.2         Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)	To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Awards shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash and/or Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)	To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)	To amend the Plan or a Stock Award as provided in Section 14 of the Plan.

(iv)	Generally, to exercise such powers and to perform such acts as the Board deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(v)	To adopt sub-plans and/or special provisions applicable to Stock Awards regulated by the laws of a jurisdiction other than and outside of the United States, including without limitation determining: (A) the exercise or redemption price of Stock Awards, (B) the definition of “Fair Market Value” for purposes of the Plan, (C) the applicable vesting schedule, (D) the permissible methods of exercise, (E) the procedure for designating a beneficiary in the event of a Participant’s death, if such designation is to be permitted, (F) the term of a Stock Award, and (G) the terms and conditions of the applicable Stock Award Agreement. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, with the exception of Section 4 and Section 11 of the Plan; however, unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern.

(vi)	To authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of a Stock Award previously granted by the Board.

(vii)	To determine whether Stock Awards will be settled in shares of Common Stock, cash or in any combination thereof.

(viii)	To determine whether Full Value Stock Awards, but not Options or Stock Appreciation Rights, will be adjusted for Dividend Equivalents, with “Dividend Equivalents” meaning a credit, made at the discretion of the Board, to the account of a Participant in an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by a Full Value Stock Award held by such Participant.

(ix)	To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Common Stock issued as a result of or under a Stock Award, including, without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(x)	To provide, either at the time a Stock Award is granted or by subsequent action, that a Stock Award shall contain as a term thereof, a right, either in tandem with the other rights under the Stock Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of shares of Common Stock, cash or a combination thereof, the amount of which is determined by reference to the value of the Stock Award.

        3.3          Delegation to Committee.

(i)	General. The Board may delegate administration of the Plan to a Committee or Committees of one or more individuals, to the extent permissible under the state corporate law which governs the Company, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee also may exercise, in connection with the administration of the Plan, any of the powers and authority granted to the Board under the Plan. The Committee may delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii)	Committee Composition when Common Stock is Publicly Traded. So long as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more individuals who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more individuals who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are either (a) not then subject to Section 16 of the Exchange Act or (b) receiving a Stock Award as to which the Board or Committee elects not to comply with Rule 16b-3 by having two or more Non-Employee Directors grant such Stock Award. To the extent permissible under applicable state corporate law, the Board or Committee may delegate to one or more Officers of the Company the authority to grant Stock Awards under this Plan to Participants who are not Officers under applicable law.

        3.4         Effect of Board’s Decision. All determinations, interpretations and constructions made in good faith by the Board, including any Committee thereof, and by any persons to whom authority has been appropriately delegated hereunder shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

IV.         SHARES SUBJECT TO THE PLAN

        4.1         Share Reserve. Subject to the provisions of Section 13 of the Plan relating to adjustments upon changes in Common Stock, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed 6 million shares of Common Stock (“Share Reserve”), provided that each share of Common Stock issued pursuant to an Option shall reduce the Share Reserve by one (1) share and each share of Common Stock subject to the exercised or redeemed portion of a Stock Appreciation Right (whether the distribution upon redemption is made in cash, stock or a combination of the two) shall reduce the Share Reserve by 1 share. Each share of Common Stock issued pursuant to a Full-Value Stock Award shall reduce the Share Reserve by one and one-half (1½) shares. To the extent that a distribution pursuant to a Stock Award is made in cash, the Share Reserve shall be reduced by the number of shares of Common Stock that would otherwise have been issued pursuant to such Stock Award in the ratio set forth in this Section 4.1 applicable to such Stock Award. Notwithstanding any other provision of the Plan to the contrary, the maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options is 6 million shares of Common Stock (“ISO Limit”), subject to the adjustments provided for in Section 13 of the Plan.

        4.2         Reversion of Shares to the Share Reserve. If any Stock Award granted under this Plan shall for any reason (i) expire, be cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, (ii) be reacquired by the Company prior to vesting, or (iii) be repurchased at cost by the Company prior to vesting, the shares of Common Stock not acquired under such Stock Award shall revert or be added to the Share Reserve in the same number as they had initially reduced the Share Reserve, and thereafter, become available for issuance under the Plan. Notwithstanding the foregoing, shares of Common Stock shall not revert nor be added back to the Share Reserve, and such shares shall not thereafter become available for issuance under the Plan upon or in respect of: (a) the expiration, cancellation or termination of shares of Common Stock that may be issued pursuant to Incentive Stock Options, (b) shares tendered in payment, in whole or in part, of the exercise price of Options awarded hereunder, (c) shares withheld by the Company to satisfy any tax withholding obligation, (d) shares repurchased by the Company on the open market using option exercise proceeds, and (e) all shares covered by a Stock Appreciation Right, to the extent such right is exercised or redeemed, whether or not shares of Common Stock are actually issued.

        4.3         Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

V.         ELIGIBILITY

        5.1         Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants.

        5.2         Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        5.3         Annual Section 162(m) Limitation. Subject to the provisions of Section 13 of the Plan relating to adjustments upon changes in the shares of Common Stock, no Participant shall be eligible to be granted Incentive Stock Options, Nonstatutory Stock Options or Stock Appreciation Rights covering more than 1 million shares of Common Stock during any fiscal year, and no Participant shall be eligible to receive Restricted Stock Bonus awards, Restricted Stock Unit awards, Phantom Stock Unit awards, Performance Share Bonus awards or Performance Share Unit awards covering more than 500,000 shares of Common Stock during any fiscal year; provided that in connection with his or her initial service, a Participant may be granted Options or Stock Appreciation Rights covering not more than an additional 1 million shares of Common Stock, which shall not count against the limit set forth in the preceding sentence.

        5.4         Consultants.

(i)	A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (1) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (2) that such grant complies with the securities laws of all other relevant jurisdictions.

(ii)	Form S-8 generally is available to consultants and advisors only if (A) they are natural persons; (B) they provide bona fide services to the issuer, its parent or its majority owned subsidiaries; and (C) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

VI.        OPTION PROVISIONS

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        6.1         Term. Subject to the provisions of Section 5.2 of the Plan regarding grants of Incentive Stock Options to Ten Percent Shareholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted. In the absence of a provision to the contrary in the individual Optionholder’s Option Agreement, the term of the Option shall be seven (7) years from the date it was granted.

        6.2         Exercise Price of an Option. Subject to the provisions of Section 5.2 of the Plan regarding Ten Percent Shareholders and the provisions of Section 3.2(v) of the Plan regarding terms applicable to non-U.S. Participants, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option or otherwise in a manner satisfying the provisions of Section 424 and Section 409A of the Code, as applicable.

        6.3         Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be payable, to the extent permitted by applicable statutes and regulations, by any of the following methods, as determined at the discretion of the Board and set forth in an Option Agreement: (1) in cash or by check at the time the Option is exercised, (2) by delivery to the Company of other Common Stock, (3) pursuant to a “same day sale” program to the extent permitted by law, (4) by any other form of consideration permitted by law (but in no event shall a promissory note or other form of deferred payment constitute a permissible form of consideration for an Option granted under the Plan), or (5) by some combination of the foregoing.

        6.4         Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. If not prohibited by the terms of the applicable Option Agreement, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        6.5         Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option issued under this Plan shall be transferable only to the extent the Board, in its sole discretion, permits such Nonstatutory Stock Option to be assigned or transferred for estate planning purposes, subject to the applicable limitations set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act and any other requirements of applicable law. Any such permitted transfers shall require the transferee to become subject to all of the terms and conditions applicable to the Optionee, including, but not limited to, the terms and conditions set forth in this Plan and the applicable Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. If not prohibited by the terms of any applicable Option Agreement, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        6.6         Vesting Generally. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Board. The vesting provisions of individual Options may vary. The provisions of this Section 6.6 are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

        6.7         Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Optionholder’s Option Agreement, the Option shall remain exercisable for three (3) months following the termination of the Optionholder’s Continuous Service.

        6.8         Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or other applicable securities laws, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement and (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements or other applicable securities law. The provisions of this Section 6.8 notwithstanding, in the event that a sale of the shares of Common Stock received upon exercise of his or her Option would subject the Optionholder to liability under Section 16(b) or Rule 10b-5 of the Exchange Act, then the Option will terminate on the earlier of (1) the fifteenth (15th) day after the last date upon which such sale would result in liability, or (2) two hundred ten (210) days following the date of termination of the Optionholder’s Continuous Service (and in no event later than the expiration of the term of the Option).

        6.9         Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option to the extent that the Optionholder was entitled to exercise such Option as of the date of termination, but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Optionholder’s Option Agreement, the Option shall remain exercisable for twelve (12) months following such termination.

        6.10         Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the post-termination exercise period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then, subject to the terms of the applicable Option Agreement, the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to Section 6.4 or 6.5 of the Plan, but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after death, the Option is not exercised within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Optionholder’s Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionholder’s death.

        6.11         Termination of Unvested Options. Unless otherwise specified in the applicable Option Agreement, any Option or portion thereof that is not vested at the time of termination of Continuous Service shall lapse and terminate, and shall not be exercisable by the Optionee or any other person.

        6.12         Early Exercise Generally Not Permitted. The Company’s general policy is not to allow the Optionholder to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the vesting of the Option. If, however, an Option Agreement does permit such early exercise, any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

VII.         NON-DISCRETIONARY STOCK AWARDS FOR ELIGIBLE DIRECTORS

        In addition to any other Stock Awards that Eligible Directors may be granted on a discretionary basis under the Plan, each Eligible Director of the Company shall be automatically granted without the necessity of action by the Board, the following grants:

        7.1         Initial Award Grant. On the first day following the date that a Director commences service on the Board and satisfies the definition of an Eligible Director, an initial grant of Nonstatutory Stock Options and Restricted Stock Units shall automatically be made to that Eligible Director. The number of shares subject to this Initial Grant and other terms governing this Initial Grant shall be as determined by the Board in its sole discretion. If the Board does not establish the number of shares subject to the initial Nonstatutory Stock Options and Restricted Stock Units for a given newly-elected Eligible Director prior to the date of grant for such Initial Grant, then the number shall be the same as the number of shares of Common Stock subject to the Initial Grant provided to the immediately preceding newly-elected Eligible Director. If at the time a Director commences service on the Board, the Director does not satisfy the definition of an Eligible Director, such Director shall not be entitled to an Initial Grant at any time, even if such Director subsequently becomes an Eligible Director.

        7.2 Annual Stock Option Grant. An annual grant of Nonstatutory Stock Options shall automatically be made to each Eligible Director who (1) is re-elected to the Board, (2) is an Eligible Director on the relevant grant date, and (3) has served as a Director for a period of at least six (6) months. The number of shares subject to this Annual Grant and other terms governing this Annual Grant shall be as determined by the Board in its sole discretion. If the Board does not establish the number of shares subject to the Annual Grant prior to the date of grant for such Annual Grant, then the number shall be the same as the number of shares of Common Stock subject to the Annual Grant for the immediately preceding year. The date of grant of an Annual Grant is the date on which the Eligible Director is re-elected to serve on the Board. Annual Grants made in connection with the Company’s 2006 Annual Meeting of Stockholders shall be made pursuant to the terms of this Section 7.2.

VIII.         PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS

        8.1         Restricted Stock Bonus Awards. Each Restricted Stock Bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Restricted Stock Bonuses shall be paid by the Company in shares of the Common Stock of the Company. The terms and conditions of Restricted Stock Bonus agreements may change from time to time, and the terms and conditions of separate Restricted Stock Bonus agreements need not be identical, but each Restricted Stock Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)	Consideration. At the discretion of the Board, a Restricted Stock Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit; provided, however, that in the case of a Restricted Stock Bonus to be made to a new Employee, Director, or Consultant who has not performed prior services for the Company, the Company will require payment of the par value of the Common Stock by cash or check to the extent required by Delaware General Corporation Law.

(ii)	Vesting. Vesting shall generally be based on the Participant’s Continuous Service. The Board shall determine the vesting schedule applicable to any Restricted Stock Bonus award. Shares of Common Stock awarded under the Restricted Stock Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii)	Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall automatically reacquire without cost any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Bonus agreement.

(iv)	Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Bonus agreement remains subject to the terms of the Restricted Stock Bonus agreement.

        8.2         Stock Appreciation Rights. Two types of Stock Appreciation Rights ("SARs") shall be authorized for issuance under the Plan: (1) stand-alone SARs and (2) stapled SARs.

(i)	Stand-Alone SARs. The following terms and conditions shall govern the grant and redeemability of stand-alone SARs:

(A)	The stand-alone SAR shall cover a specified number of underlying shares of Common Stock and shall be exercisable and redeemable upon such terms and conditions as the Board may establish. Upon the exercise and redemption of the stand-alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise and redemption date) of the shares of Common Stock underlying the redeemed right over (ii) the aggregate exercise price in effect for those shares.

(B)	The number of shares of Common Stock underlying each stand-alone SAR and the exercise price in effect for those shares shall be determined by the Board in its sole discretion at the time the stand-alone SAR is granted. In no event, however, may the exercise price per share be less than one hundred percent (100%) of the Fair Market Value per underlying share of Common Stock on the grant date.

(C)	No SAR shall be exerciseable or redeemable after the expiration of ten (10) years after the date it was granted. In the absence of a provision to the contrary in the individual’s Stock Award Agreement, the term of the SAR shall be seven (7) years from the date of grant.

(D)	The distribution with respect to any exercised and redeemed stand-alone SAR may be made in shares of Common Stock valued at Fair Market Value on the exercise and redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

(ii)	Stapled SARs. The following terms and conditions shall govern the grant and redemption of stapled SARs:

(A)	Stapled SARs may only be granted concurrently with an Option to acquire the same number of shares of Common Stock as the number of such shares underlying the stapled SARs.

(B)	Stapled SARs shall be exercisable and redeemable upon such terms and conditions as the Board may establish and shall grant a holder the right to elect among (i) the exercise of the concurrently granted Option for shares of Common Stock, whereupon the number of shares of Common Stock subject to the stapled SARs shall be reduced by an equivalent number, (ii) the exercise and redemption of such stapled SARs in exchange for a distribution from the Company in an amount equal to the excess of the Fair Market Value (on the exercise and redemption date) of the number of vested shares which the holder redeems over the aggregate exercise price for such vested shares, whereupon the number of shares of Common Stock subject to the concurrently granted Option shall be reduced by any equivalent number, or (iii) a combination of (i) and (ii).

(C)	The distribution to which the holder of stapled SARs shall become entitled under this Section 8 upon the redemption of stapled SARs as described in Section 8.3(ii)(B) above may be made in shares of Common Stock valued at Fair Market Value on the exercise and redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

        8.3          Phantom Stock Units. The following terms and conditions shall govern the grant and redeemability of Phantom Stock Units:

(i)	Phantom Stock Unit awards shall be exercisable and redeemable by the Participant to the Company upon such terms and conditions as the Board may establish. The value of a single Phantom Stock Unit shall be equal to the Fair Market Value of a share of Common Stock, unless the Board otherwise provides in the terms of the Stock Award Agreement.

(ii)	The distribution with respect to any exercised Phantom Stock Unit award may be made in shares of Common Stock valued at Fair Market Value on the exercise and redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

        8.4          Restricted Stock Units. The following terms and conditions shall govern the grant and redeemability of Restricted Stock Units:

        A Restricted Stock Unit is the right to receive one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests. Restricted Stock Units shall be settled as soon as administratively practicable following the vesting of the Restricted Stock Unit.

        Each Restricted Stock Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit agreements need not be identical, but each Restricted Stock Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)	Vesting. Vesting shall generally be based on the Participant’s Continuous Service. The Board shall determine the vesting schedule applicable to any such Restricted Stock Unit award. Shares of Common Stock awarded under the Restricted Stock Unit agreement may be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(ii)	Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Participant shall automatically forfeit any or all of the shares of Common Stock that have not vested as of the date of termination under the terms of the Restricted Stock Unit agreement.

(iii)	Transferability. Rights to acquire the shares of Common Stock under the Restricted Stock Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Unit agreement, as the Board shall determine in its discretion, so long as any Common Stock awarded under the Restricted Stock Unit agreement remains subject to the terms of the Restricted Stock Unit agreement.

        8.5         Performance Share Bonus Awards. Each Performance Share Bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Performance Share Bonuses shall be paid by the Company in shares of the Common Stock of the Company. The terms and conditions of Performance Share Bonus agreements may change from time to time, and the terms and conditions of separate Performance Share Bonus agreements need not be identical, but each Performance Share Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)	Consideration. At the discretion of the Board, a Performance Share Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. In the event that a Performance Share Bonus is granted to a new Employee, Director, or Consultant who has not performed prior services for the Company, the Company will require payment of the par value of the Common Stock by cash or check to the extent required by Delaware General Corporation Law.

(ii)	Vesting. Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Board. Vesting shall be subject to the terms and conditions of the Performance Share Bonus agreement. Upon failure to meet performance criteria, shares of Common Stock awarded under the Performance Share Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii)	Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Performance Share Bonus agreement.

(iv)	Transferability. Rights to acquire shares of Common Stock under the Performance Share Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Performance Share Bonus agreement remains subject to the terms of the Performance Share Bonus agreement.

        8.6         Performance Share Units. The following terms and conditions shall govern the grant and redeemability of Performance Share Units:

        A Performance Share Unit is the right to receive one (1) share of the Company’s Common Stock at the time the Performance Share Unit vests. Performance Share Units shall be settled as soon as administratively practicable following the vesting of the Performance Share Unit.

        Each Performance Share Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Performance Share Unit agreements may change from time to time, and the terms and conditions of separate Performance Share Unit agreements need not be identical, but each Performance Share Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)	Vesting. Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Board. Vesting shall be subject to the terms and conditions of the Performance Share Unit agreement. Upon failure to meet performance criteria, shares of Common Stock awarded under the Performance Share Unit agreement may be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(ii)	Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Participant shall automatically forfeit any or all of the shares of Common Stock that have not vested as of the date of termination under the terms of the Performance Share Unit agreement.

(iii)	Transferability. Rights to acquire the shares of Common Stock under the Performance Share Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Unit agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Performance Share Unit agreement remains subject to the terms of the Performance Share Unit agreement.

        8.7         Performance-Based Awards. Notwithstanding anything to the contrary herein, any Stock Awards granted under this Plan may be granted in a manner which may be deductible by the Company under Section 162(m) of the Code (or any successor section thereto) and/or compliant with the requirements of Section 409A of the Code for performance-based compensation (“Performance-Based Awards”). To the extent required by Section 162(m) of the Code, a Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Board for a performance period established by the Board (i) while the outcome for that performance period is substantially uncertain and (ii) no more than ninety (90) days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to twenty-five percent (25%) of the relevant performance period.

(i)	Performance Goals. The performance goals for any performance period shall be based on the following objective business criteria and measured against past Company performance, as the Committee determines: (a) pre-tax income; (b) revenue or sales; (c) operating income; (d) operating profit; (e) net earnings; (f) net income; (g) cash flow; (h) earnings per share or book value per share; (i) return on equity; (j) return on invested capital or assets; (k) cost reductions or savings or expense management; (l) funds from operations; (m) improvements in capital structure; (n) maintenance or improvement of profit margins; (o) market share; (p) working capital; (q) stock price; (r) consolidated earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (s) implementation of the Company’s targets, critical processes and/or projects; (t) gross margins, (u) specified product sales, (v) inventory turns; (w) distributor, executive distributor, and/or preferred customer numbers, (x) product subscription numbers; or (y) distributor and customer retention rates.

The foregoing criteria may relate to the Company, one or more of its Affiliates, or one or more of its markets, divisions, units or product lines, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code and/or Section 409A of the Code, the performance goals may be calculated without regard to extraordinary items. Without limiting the generality of the foregoing, the Committee may appropriately adjust any evaluation of performance under a performance target to exclude any of the following events that occurs during an Incentive Period: (A) the effects of currency fluctuations, (B) any or all items that are excluded from the calculation of non-GAAP earnings, (C) asset write-downs, (D) litigation or claim judgments or settlements, (D) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (F) accruals for recapitalization, reorganization and restructuring programs, (G) the discontinuation, disposal or acquisition of a business or division, and (H) any other extraordinary, infrequent or non-operational items or events thereof, all as the Board shall determine.

(ii)	Award Limits and Requirements for Performance-Based Awards. The maximum amount of a Performance-Based Award payable during a fiscal year to any Participant is set forth in Section 5.3 of the Plan. To the extent required by Section 162(m) of the Code, the Board shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Board. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Board. The amount of the Performance-Based Award determined by the Board for a performance period shall be paid to the Participant at such time as determined by the Board in its sole discretion after the end of such performance period; provided, however, that such payment or delivery shall be made in compliance with Section 409A of the Code and the regulations thereunder.

(iii)	Other. The grant of a Performance-Based Award may be made solely under this Plan or may be made pursuant to such other plan or program as the Committee shall determine in its sole discretion, including the Company’s 2006 Senior Executive Incentive Plan.

IX.        COVENANTS OF THE COMPANY

        9.1         Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        9.2         Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise, redemption or satisfaction of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act, or under any foreign law of similar effect, the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award nor shall it require the Company to comply with any applicable securities laws or regulations if such compliance would be unduly burdensome or costly, as determined by the Board in its sole discretion. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock related to such Stock Awards unless and until such authority is obtained.

X.         USE OF PROCEEDS FROM STOCK

        Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

XI.         CANCELLATION AND RE-GRANT OF OPTIONS AND SARS

        The Board shall not have the authority to effect, at any time, (i) the repricing of any outstanding Options or SARs under the Plan, which includes reduction in exercise price, base price, or replacement of underwater options with any other form of equity award or with cash, (ii) the cancellation of any outstanding Options or SARs under the Plan that are underwater and the grant in substitution therefor of new Options or SARs under the Plan covering the same or different number of shares of Common Stock, and/or (iii) cancellation of underwater Options or SARs and replacement with Full Value Awards or cash. Notwithstanding the foregoing, the Board may grant an Option or SARs with an exercise or redemption price lower than that set forth above if such Option or SARs is granted as part of a transaction to which Section 424 or Section 409A of the Code applies.

XII.         MISCELLANEOUS

        12.1         Acceleration of Exercisability and Vesting. The Board (or Committee, if so authorized by the Board) shall have the power to accelerate exercisability and/or vesting when it deems fit, such as upon a Change of Control. The Board or Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

        12.2         Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award except to the extent that the Company has issued the shares of Common Stock relating to such Stock Award.

        12.3         No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate; or (iii) the service of a Director pursuant to the Bylaws of the Company, and any applicable provisions of the corporate law of the state or other jurisdiction in which the Company is domiciled, as the case may be.

        12.4         Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), or such other limit as may be set by law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

        12.5         Investment Assurances. The Company may require a Participant, as a condition of exercising or redeeming a Stock Award or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Common Stock; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock; and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with applicable law. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws, and in either case otherwise complies with applicable law. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        12.6         Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state, local, or foreign tax withholding obligation relating to the exercise or redemption of a Stock Award or the acquisition, vesting, distribution or transfer of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock, provided, however, that in the case of the tender of shares, any such shares have been held by the Participant for not less than six (6) months (or such other period as established by the Board to avoid a supplemental change to earnings for financial accounting purposes).

        12.7         Section 409A. Notwithstanding anything in the Plan to the contrary, it is the intent of the Company that the administration of the Plan, and the granting of all Stock Awards under this Plan, shall be done in accordance with Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including any guidance or regulations that may be issued after the effective date of this Plan, and shall not cause the acceleration of, or the imposition of the additional, taxes provided for in Section 409A of the Code. Any Stock Award shall be granted, deferred, paid out or modified under this Plan in a manner that shall be intended to avoid resulting in the acceleration of taxation, or the imposition of penalty taxation, under Section 409A upon a Participant. In the event that it is reasonably determined by the Board that any amounts payable in respect of any Stock Award under the Plan will be taxable to a Participant under Section 409A of the Code prior to the payment and/or delivery to such Participant of such amounts or will be subject to the acceleration of taxation or the imposition of penalty taxation under Section 409A of the Code, the Company may either (i) adopt such amendments to the Plan and related Stock Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Board determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Stock Awards hereunder, and/or (ii) take such other actions as the Board determines necessary or appropriate to comply with the requirements of Section 409A of the Code.

        12.8         Forfeiture of Stock Awards. To the extent set forth in a Stock Award Agreement, if at any time during the Participant’s Continuous Service or at any time following the termination of Continuous Service until the later of: (i) the twelve (12) month anniversary of the Participant’s termination of Continuous Service for any reason, and (ii) the six (6) month anniversary of the date the Participant exercises or redeems any outstanding Options, Stock Appreciation Rights or Phantom Stock Units and/or vests in any Stock Award (other than an Option, Stock Appreciation Right or Phantom Stock Unit), a Forfeiture Event occurs, then the Committee may, in its sole discretion, direct that:

(A)	all outstanding Stock Awards shall terminate in full;

(B)

the Participant shall pay to the Company an amount equal to the gain realized upon the exercise or redemption of any Options, Stock Appreciation Rights and Phantom Stock Units or any sale of the underlying shares obtained during the twelve (12) month period immediately preceding the Forfeiture Event and/or any gain realized upon any exercise, redemption or sale of the underlying shares of Common Stock upon or after the occurrence of any Forfeiture Event; and

(C)

the Participant shall forfeit and return to the Company, as applicable, any unvested shares pursuant to all outstanding Stock Awards (other than Options, Stock Appreciation Rights and Phantom Stock Units) and/or pay to the Company the gain realized from the grant, vesting or sale of any shares obtained pursuant to such Stock Award during the twelve (12) month period immediately preceding the Forfeiture Event or at any time on the date of or after the occurrence of such Forfeiture Event.

The Board shall determine the manner of the recovery of any such amounts which may be due to the Company and which may include, without limitation, set-off against any amounts which may be owed by the Company to the Participant subject, in all cases, to applicable law and the terms and conditions of the applicable plan, arrangement or agreement.

        If any provision contained in this Article shall for any reason, whether by application of existing law or law which may develop after the Participant’s acceptance of the grant of Stock Awards hereunder be determined by a court of competent jurisdiction to be overly broad, the Participant agrees to join the Company or any of its Affiliates in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the extent compatible with then applicable law.

        12.9         Extension of Stock Award. A Participant’s Stock Award Agreement may provide that if the issuance of shares of Common Stock would be prohibited at any time solely because such issuance would violate the registration requirements under the Securities Act or other applicable securities laws, then the Participant shall be entitled to exercise, redeem or receive the shares of Common Stock underlying such Stock Award, as applicable, on the date that is the earlier of (i) the expiration of the term of the Stock Award, if applicable, and (ii) a period of three (3) months after the date on which such exercise, redemption or delivery of shares of Common Stock would not be in violation of such registration requirement or other applicable securities laws. The provisions of this Section 12.9 notwithstanding, in the event that a sale of the shares of Common Stock received pursuant to the Stock Award would subject the Participant to liability under Section 16(b) or Rule 10b-5 of the Exchange Act, then, if applicable, the Stock Award will terminate on the fifteenth (15th) day after the last date upon which such sale would result in liability, but in no event later than the expiration of the term of the Stock Award.

XIII.         ADJUSTMENTS UPON CHANGES IN STOCK

        13.1         Capitalization Adjustments. In the event of any change in the Common Stock subject to the Plan or subject to any Stock Award by reason of merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, spinoff, dividend in property other than cash, stock split, liquidating dividend, extraordinary dividends or distributions, combination of shares, exchange of shares, change in corporate structure or other similar transaction, the Plan may be appropriately adjusted in the class(es) and maximum number of securities or other property subject to the Plan pursuant to Section 4.1 above, the ISO Limit, the maximum number of securities subject to award to any person pursuant to Section 5.3 above, and the number of securities subject to the option grants to Eligible Directors under Section 7 of the Plan, and the outstanding Stock Awards may be appropriately adjusted in the class(es) and number of securities or other property, the price per share of the securities or other property subject to such outstanding Stock Awards, or any other affected terms of Stock Awards. The Board may make such adjustments in its sole discretion, and its determination shall be final, binding and conclusive.

        13.2         Adjustments Upon a Change of Control.

(i)	In the event of a Change of Control as defined in Section 2.5(i) through 2.5(iv), such as an asset sale, merger, or change in Board composition, then the Board or the board of directors of any surviving entity or acquiring entity may provide or require that the surviving or acquiring entity shall: (1) assume or continue all or any part of the Stock Awards outstanding under the Plan; (2) substitute substantially equivalent stock awards (including an award to acquire substantially the same consideration paid to the shareholders in the transaction by which the Change of Control occurs) for those outstanding under the Plan; (3) redeem or purchase such Stock Awards for consideration determined in a manner consistent with the per share consideration being paid to the other stockholders of the Company; or (4) any combination of the foregoing. In the event any surviving entity or acquiring entity refuses to take such actions, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the Board in its sole discretion and without liability to any person may: (1) provide for the payment of a cash amount in exchange for the cancellation of a Stock Award equal to the product of (x) the excess, if any, of the Fair Market Value per share of Common Stock at such time over the exercise, redemption or purchase price, if any, times (y) the total number of shares then subject to such Stock Award; (2) continue the Stock Awards upon such terms as the Board determines in its sole discretion; (3) provide for issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Stock Awards (including any unrealized value immediately prior to the Change of Control) previously granted hereunder, as determined by the Board in its sole discretion; (4) notify Participants holding an Option, Stock Appreciation Right, Phantom Stock Unit, Restricted Stock Unit, or Performance Share Unit that they must exercise or redeem any portion of such Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award) at or prior to the closing of the transaction by which the Change of Control occurs and that the Stock Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change of Control occurs. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised or redeemed prior to the closing of the transaction by which the Change of Control occurs. The Board shall not be obligated to treat all Stock Awards, even those that are of the same type, in the same manner.

(ii)	In the event of a Change of Control as defined in Section 2.5(v), such as a dissolution of the Company, all outstanding Stock Awards shall terminate immediately prior to such event.

XIV.        AMENDMENT OF THE PLAN AND STOCK AWARDS

        14.1         Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 of the Plan relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company: (i) to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code, any New York Stock Exchange, Nasdaq or other securities exchange listing requirements, or other applicable law or regulation; (ii) in respect of any proposed amendment to Sections 6.4 or 6.5 hereof; or (iii) in respect of any proposed amendment to Section 11 hereof that would permit the repricing or cancellation and regrant of Options or Stock Appreciation Rights.

        14.2         Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval or may resubmit the Plan for reapproval by shareholders, including, but not limited to, amendments to or reapproval of the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        14.3         Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        14.4         No Material Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

        14.5         Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be materially impaired by any such amendment unless: (i) the Company requests the consent of the Participant and the Participant consents in writing, or (ii) such amendment is necessary pursuant to Section 12.7 hereof or otherwise to meet the minimum requirements of the Code or applicable law.

XV.         TERMINATION OR SUSPENSION OF THE PLAN

        15.1         Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the earlier of the date that the Plan is approved by the shareholders of the Company or the date the Plan is adopted by the Board. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        15.2         No Material Impairment of Rights. Suspension or termination of the Plan shall not materially impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

XVI.         EFFECTIVE DATE OF PLAN

        The Plan shall become effective immediately upon its adoption by the Board, but no Stock Awards may be granted unless and until the Plan has been approved by the stockholders of the Company,

which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

XVII.         CHOICE OF LAW

        The law of the State of Utah shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.